WARRANT PURCHASE AGREEMENT

     This Warrant Purchase Agreement (the "Agreement") is made as of this 14th day of June, 2006 by and among Cordia Corporation, a Nevada corporation ("Cordia") and Barron Partners, LP, a Delaware limited partnership ("Barron").

     WHEREAS, pursuant to a private placement consummated on March 7, 2005, Cordia issued warrants to purchase 750,000 shares of Cordia common stock at $2.00 per share (“Warrant A”) and warrants to purchase 750,000 shares of Cordia common stock at $4.00 per share (“Warrant B”).  Warrant A and Warrant B shall be referred to collectively as Warrants.  The exercise prices on the Warrants were reduced as a result of Cordia’s failure to achieve EBIDTA earnings equal to $0.25 for the year ended December 31, 2005.

WHEREAS, Barron has exercised 330,000 warrants under Warrant A leaving a balance of 420,000 warrants under Warrant A and 750,000 warrants under Warrant B.

     WHEREAS, Cordia and Barron each desire that Cordia purchase the outstanding Warrants;

     NOW THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, the parties hereby agree as follows:

     1.  Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, Barron agrees to sell to Cordia, and Cordia agrees to purchase an aggregate of 1,170,000 Warrants for a purchase price of $309,000 or $0.20 per warrant share under Warrant A and $0.30 per warrant share under Warrant B.  The purchase price shall be paid be Cordia to Barron on or before June 23, 2006, the closing date, by wire transfer and Barron shall concurrently return the cancelled Warrants to Cordia following which Barron will no longer have any right, title or interest in or to the Warrants.

2.  Each party hereto hereby acknowledges that except as expressly set forth in this Agreement, nothing herein shall be deemed to permit the modification or amendment of any existing obligations created by the parties pursuant to the Preferred Stock Purchase Agreement executed by the Parties on March 3, 2005.  Furthermore, both Parties acknowledge and consent to the filing of the necessary post effective amendment to the effective registration statement currently on file with the Securities and Exchange Commission as it pertains to the purchase and cancellation of the Warrants.

    3.  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  The terms of this Agreement are contractual and are not a mere recital.  By executing this agreement, Barron represents and warrants that it has full right, title and interest in and to the Warrants to be delivered hereunder, and that all of such shares are free and clear of any pledge, lien, security interest, encumbrance claim or equitable interest other than pursuant to this Agreement.  Each party hereby represents and warrants further that it has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, that such party has obtained all necessary consents or waivers and taken all corporate actions necessary to perform its obligations under this Agreement, and that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with any instrument, agreement, order, law or regulation by which such party may be bound.  No modification or amendment of this Agreement, nor any waiver of any of the rights subject to this Agreement will be effective unless in writing signed by the party to be charged.

   4.  Subject to the respective representations, warranties and covenants in this Agreement, Purchaser agrees to hold Seller harmless from any market loss that Purchaser may suffer after the date hereof, and Seller agrees to hold harmless Purchaser from any market gains that Purchaser may realize after the date hereof; each party fully understanding that the market price of the Shares may fluctuate, perhaps significantly, after date hereof.

     5.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement shall become effective as of the date hereof, and thereafter shall be binding upon and inure to the benefit of each of the parties' respective successors, heirs, assignees, and personal representatives.

     6.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement which shall be binding on all the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Cordia Corporation

Barron Partners, LP

By: /s/ Joel Dupré

By: /s/ Andrew B. Worden

Name: Joel Dupré

Name: Andrew B. Worden

Title: Chief Executive Officer

Title: Managing Partner

Date: June 15, 2006

Date:  June 15, 2006